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                          MAINE YANKEE ATOMIC POWER COMPANY


                                          TO


                          THE FIRST NATIONAL BANK OF BOSTON,

                                                  Trustee


                                ---------------------


                            SEVENTH SUPPLEMENTAL INDENTURE

                               Dated as of May 15, 1993

                                ---------------------


                           RELATING TO FIRST MORTGAGE BONDS


                                 --------------------


           Additional Issue:  $25,000,000 of First Mortgage Bonds, Series F
                            (Sinking Fund) 6.89% Due 2008.





               =======================================================

                    THIS SEVENTH SUPPLEMENTAL INDENTURE, dated as of
          May 15, 1993, between MAINE YANKEE ATOMIC POWER COMPANY, a Maine corporation, with its principal office in Augusta, Maine (hereinafter generally referred to as the Company), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, with its principal office at 100 Federal Street, Boston, Massachusetts 02110, as trustee under the First Mortgage Indenture, as supplemented, referred to in the first recital hereof (the Trustee from time to time under said First Mortgage Indenture, as supplemented, being hereinafter generally referred to as the Trustee).

                    WHEREAS, the Company heretofore duly executed and delivered to Old Colony Trust Company, as Trustee, its First Mortgage Indenture dated as of November 1, 1970 (hereinafter generally referred to as the Original Indenture, and sometimes referred to, with each and every other instrument, including this Supplemental Indenture, which the Company, pursuant to the provisions thereof, may execute with the Trustee and which is therein stated to be supplemental to the Original Indenture, as the Indenture), recorded in the Office of the Secretary of State of Maine, File No. 146534, Lincoln County Registry of Deeds, Book 678, Page 1, and Sagadahoc County Registry of Deeds, Book 373, Page 777, to which this instrument is supplemental, and the Company heretofore duly executed and delivered to The First National Bank of Boston, as successor Trustee, an indenture, dated as of March 1, 1971, supplemental to and in confirmation of the Original Indenture, recorded in the Office of the Secretary of State of Maine, File No. 152116, Lincoln County Registry of Deeds, Book 686, Page 48, and Sagadahoc County Registry of Deeds, Book 374, Page 1003, a second indenture, dated as of January 1, 1973, supplemental to and in confirmation of the Original Indenture, as theretofore supplemented, recorded in the Office of the Secretary of State of Maine, File No. 207526, Lincoln County Registry of Deeds, Book 757, Page 247, and Sagadahoc County Registry of Deeds, Book 388, Page 380, a third indenture, dated as of February 15, 1984, supplemental to and in confirmation of the Original Indenture, as theretofore supplemented, recorded in the Office of the Secretary of State of Maine, File No. 588974, Lincoln County Registry of Deeds, Book 1179, Page 207, and Sagadahoc County Registry of Deeds, Book 658, Page 33, a fourth indenture, dated as of April 1, 1986, supplemental to and in confirmation of the Original Indenture, as theretofore supplemented, recorded in the Office of the Secretary of State of Maine, File No. 679327, Lincoln County Registry of Deeds, Book 1300, Page 273, and Sagadahoc County Registry of Deeds, Book 748, Page 92, a fifth indenture, dated as of March 1, 1991, supplemental to and in confirmation of the Original Indenture, as theretofore supplemented, recorded in the office of the Secretary of State of Maine, File No. 927150, Lincoln County Registry of Deeds, Book 1678, Page 101, and Sagadahoc County Registry of Deeds, Book 1052, Page 127 and a sixth indenture, dated as of January 15, 1993, supplemental to and in confirmation of the Original Indenture, as theretofore supplemented, recorded in the office of the Secretary of State of Maine, File No. 1015944, Lincoln County Registry of Deeds, Book 1848, Page 201, and Sagadahoc County Registry of Deeds, Book 1180, Page 103, whereby all the properties of the Company whether then owned or thereafter acquired, with certain reservations, exceptions and exclusions fully set forth in the Original Indenture, as heretofore supplemented, were given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein to secure bonds of the Company issued and to be issued thereunder, and for other purposes more particularly specified therein; and

                    WHEREAS, Section 16.01 of the Original Indenture provides that the Company, when authorized by a resolution of the Board of Directors of the Company (or of any committee of said Board, however designated, authorized to exercise the powers of said Board in the premises), and the Trustee may from time to time enter into an indenture or indentures supplemental to the Original Indenture for the following purposes, among others: assigning, conveying, mortgaging, pledging, transferring and setting over additional property unto the Trustee (Section 16.01(a)); and providing the terms and conditions of any series of bonds other than the bonds of Series A (Section 16.01(c)); and

                    WHEREAS, the Board of Directors of the Company (through the duly authorized Finance Committee of said Board) has authorized the execution of this Supplemental Indenture and the delivery hereof to the Trustee; and

                    WHEREAS, in all other respects the terms, conditions and provisions of subsections (a) and (c) of Section 16.01 have been complied with; and

                    WHEREAS, for its lawful corporate purposes, the Company has duly authorized the creation of a new series of its bonds to be issued under the Indenture, to be known as First Mortgage Bonds, Series F (Sinking Fund) 6.89% Due 2008 (hereinafter sometimes called the bonds of Series F or the Series F Bonds), and has duly authorized the execution and delivery of this Supplemental Indenture; and

                    WHEREAS, the form of the Series F Bonds, which are to be issued only in fully registered form without coupons, and the form of the Trustee's certificate of authentication to be executed on the Series F Bonds, are to be substantially in the following forms, respectively:

                               (FORM OF SERIES F BOND)

                                  (1933 Act Legend)

          No. FR ___________                                     $_________


                          MAINE YANKEE ATOMIC POWER COMPANY

             First Mortgage Bond, Series F (Sinking Fund) 6.89% Due 2008

                    Maine Yankee Atomic Power Company, a Maine corporation (hereinafter called the Company), for value received, hereby promises to pay to ____________________________________ or registered assigns, the principal sum of ___________________ Dollars ($_________) at the principal office of The First National Bank of Boston (hereinafter called the Trustee, which term shall include its successors in the trusts hereinafter referred to) in the City of Boston, Commonwealth of Massachusetts (or at the principal office of its then successor Trustee) or, at the option of the registered owner hereof, at the principal office of any designated paying agent in the Borough of Manhattan, City and State of New York, on May 1, 2008 and to pay interest thereon from the May 1 or November 1, as the case may be, next preceding the date hereof (or from the date hereof if such date be either of said dates) to which interest has been paid on this bond, or, in the case of interest payable on November 1, 1993, from the date on which any bonds of Series F were first issued, at the rate per annum specified in the title of this bond, on May 1 and November 1 in each year, at the principal office of the Trustee or, at the option of the registered owner hereof, at the principal office of any such paying agent, until the principal hereof shall have been paid in full; such interest payable on any May 1 or November 1 shall (subject to certain exceptions provided in the Indenture mentioned below) be paid to the person in whose name this bond, or the bond in exchange or substitution for which this bond shall have been issued, shall have been registered at the close of business on the April 15 or October 15, as the case may be, next preceding such May 1 or November 1. Interest shall be payable on any overdue payment of principal (including any overdue redemption), premium and (to the extent legally enforceable) interest, at a rate per annum from time to time equal to the greater of (i) 7.89% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate (but only to the extent allowable under the Order entered on May 3, 1993 by the Maine Public Utilities Commission in Docket No. 93-081), accruing at such rate from the date on which such payment was due and unpaid. Both principal and premium, if any, and interest shall be paid in coin or currency of the United States of America which, at the time of payment, is legal tender for public and private debts. Notwithstanding any provision to the contrary in this bond or in the Indenture mentioned below, Section 5.1 of the Bond Purchase Agreement dated as of June 1, 1993 pursuant to which the bonds of Series F were initially issued (hereinafter called the Bond Purchase Agreement) shall govern payments with respect to the bonds of Series F to the bondholders referred to in said Section 5.1, and Section 6.3 of said Bond Purchase Agreement shall govern the replacement of bonds of Series F to the extent set forth in said Section 6.3. A copy of said Bond Purchase Agreement is on file at the principal office of the Trustee.

                    This bond is one of a duly authorized issue of First Mortgage Bonds of the Company, the aggregate principal amount of which is not limited except by law, to be issued in series with distinctive designations, the series of which this bond is one, designated as Series F, being the sixth series and limited to an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000), all bonds of all series, including the bonds of Series F, to be issued under and secured by a certain First Mortgage Indenture dated as of November 1, 1970 by and between the Company and the Trustee, as supplemented (said First Mortgage Indenture, together with all other indentures supplemental thereto to which the Trustee shall be a party, being hereinafter referred to as the Indenture), to which reference is hereby made for a description of the mortgaged and pledged property, the nature and extent of the security and benefit thereof, the terms and conditions under which bonds may be issued and secured, the rights and remedies under the Indenture of the bondholders and the rights and obligations under the Indenture of the Company and the Trustee. Executed counterparts of the Indenture are on file at the principal office of the Trustee.

                    The Indenture may, with the consent of the holders of not less than sixty-six and two-thirds per cent (66-2/3%) in principal amount of the bonds of all series then issued and outstanding, and as stated therein, be modified in certain respects upon the conditions and in the manner provided therein, but, among other restrictions, no such modification shall affect or impair the obligation of the Company in respect of the principal of and premium, if any, and interest on this bond.

                    In the event of certain defaults, the principal of this bond may be declared or may become due and payable prior to maturity upon the conditions and in the manner provided in the Indenture.

                    This bond is transferable on the bond register, upon surrender hereof at the principal office of the Trustee, in the City of Boston, Massachusetts, or at the office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, and upon compliance with the conditions prescribed in the Indenture and accompanied by a written instrument of assignment in proper form, duly executed by the registered owner in person or by duly authorized attorney, and thereupon a new bond or bonds of the same series and for a like aggregate principal amount of authorized denominations will be issued in the name of the transferee.

                    The Company, the Trustee, any authenticating agent, any paying agent and any registrar may deem and treat the registered holder hereof as the absolute owner of this bond (whether or not this bond shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Company or any registrar), for the purpose of receiving payment hereof or on account hereof or interest hereon (subject to the provisions of the first paragraph hereof) and for all other purposes, and neither the Company, the Trustee, any authenticating agent, any paying agent nor any registrar shall be affected by any notice to the contrary.

                    The bonds of Series F consist of fully registered bonds without coupons in the denominations of one thousand dollars ($1,000) and multiples thereof. This bond, singly or with other bonds of the same series and registered in the same name, may be exchanged for one or more bonds of the same series and for a like aggregate principal amount in authorized denominations. All bonds to be so exchanged shall be surrendered for that purpose at the principal office of the Trustee, or at the office or agency to be maintained by the Company in the Borough of Manhattan, City and State of New York, and, if required by the Trustee, accompanied by written instruments of assignment in proper form, duly executed by the registered owner in person or by duly authorized attorney.

                    The bonds of Series F are subject to redemption (a) at any time in whole or from time to time in part (in multiples of $1,000), by the Company at its option, or (b) in whole or in part by operation of various provisions of the Indenture (including, without limitation, provisions establishing the sinking fund for the bonds of Series F) at the time or times specified in such provisions, in each instance by the payment of the applicable redemption price specified below and accrued interest to the date fixed for redemption on the principal amount of the bonds being redeemed. The applicable redemption price shall be:

                    (i) 100% of the principal amount of the bonds being redeemed (constituting the "Special Redemption Price"), if the bonds are redeemed by the use of sinking fund and certain insurance, release or other moneys held by the Trustee, as more fully set forth in the Indenture, and

                   (ii) otherwise, 100% of the Called Principal (as defined below) plus the Yield-Maintenance Amount applicable thereto (calculated as set forth below).

                    "Yield-Maintenance Amount" shall mean, with respect to any bond of Series F, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such bond over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of the Settlement Date (including interest due on such date) with respect to such Called Principal (provided, that the Yield-Maintenance Amount shall in no event be less than zero).

                    "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                    "Called Principal" shall mean, with respect to any bond of Series F, the principal of such bond that is to be redeemed.

                    "Discounted Value" shall mean, with respect to the Called Principal of any bond of Series F, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the sum of
          (i) the Reinvestment Yield with respect to such Called Principal, plus (ii) fifty (50) basis points.

                    "Reinvestment Yield" shall mean, with respect to the Called Principal of any bond of Series F, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by
          (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
          (b) interpolating linearly between yields reported for various maturities.

                    "Remaining Average Life" shall mean, with respect to the Called Principal of any bond of Series F, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
          (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                    "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any bond of Series F, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payments of such Called Principal were made prior to their scheduled due dates.

                    "Settlement Date" shall mean, with respect to the Called Principal of any bond of Series F, the date on which such Called Principal is to be redeemed.

                    Notice of redemption shall be given by mail, first class postage prepaid, to the holders of the bonds of Series F to be redeemed not less than thirty (30) days prior to the date fixed for redemption, at their last addresses as they shall appear on the register, or otherwise as provided in the Indenture. In the case of any redemption of bonds of Series F for which the applicable redemption price has as a component a Yield-Maintenance Amount, which will be determined prior to the date fixed for redemption but subsequent to the date of the giving of such notice, the notice of such redemption shall sufficiently specify the applicable redemption price if it shall state that such redemption price is equal to 100% of the principal of such bond specified in such notice to be redeemed, plus a Yield-Maintenance Amount calculated as set forth in the bonds of Series F. The Company, on or prior to the date fixed for redemption, will deliver or cause to be delivered to each holder of a bond of Series F called for redemption a written statement showing the calculation of the Yield-Maintenance Amount and the redemption price determined on the basis thereof, which statement shall be accompanied by a certification verifying the accuracy of the calculations from The Prudential Insurance Company of America (or any corporate affiliate thereof) as long as The Prudential Insurance Company of America (or any corporate affiliate thereof) holds any bond of Series F. Otherwise, said certification verifying the accuracy of the calculations shall be prepared by Kidder, Peabody & Co. Incorporated or such other investment banking firm of national reputation as shall be designated by the Company and approved in writing by holders of at least 25% in principal amount of the bonds of Series F then outstanding.

                    In case of the call for redemption of less than the whole principal amount of this bond, upon payment of the redemption price to the registered owner hereof and surrender of this bond, there shall be issued to such registered owner another bond of Series F in principal amount equal to the unredeemed balance hereof.

                    Section 9.7 of the Bond Purchase Agreement is a bondholders' redemption agreement (within the meaning of Section
          8.02 of the Indenture) among the holders of the bonds of Series F, satisfactory to and a copy of which is on file with the Trustee, that provides for the method that shall be followed by the Trustee in selecting bonds or parts of bonds for redemption in the event such redemption is a redemption of a part only of the bonds of Series F. By acceptance hereof, the holder hereof is deemed to have executed, and is bound by the terms of, the Bond Purchase Agreement.

                    No recourse upon any obligation contained in this bond or in the Indenture or otherwise shall be had against any incorporator or any officer, director or stockholder, past, present or future, of the Company or any successor corporation, such personal liability of every kind being expressly waived.

                    This bond shall not be valid or obligatory for any purpose or entitled to any security or benefit under the Indenture until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

                    IN WITNESS WHEREOF, Maine Yankee Atomic Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the signature or facsimile signature of its Secretary or one of its Assistant Secretaries.

          Dated ____________________

                                        MAINE YANKEE ATOMIC POWER COMPANY



                                        By ________________________________





          [CORPORATE SEAL]


          Attest:



          _____________________________

                       (FORM OF CERTIFICATE OF AUTHENTICATION)

                    This bond is one of the bonds of Series F referred to in the within-mentioned Indenture.

                                   THE FIRST NATIONAL BANK OF BOSTON,
                                                              Trustee

                                   By ____________________________________
                                             Authorized Signatory

                                   or

                                      _____________________________________
                                             as Authenticating Agent
                                                  for the Trustee


                                   By _____________________________________
                                               Authorized Officer


                                 (FORM OF ASSIGNMENT)

                    For value received the undersigned hereby sell(s), assign(s) and transfer(s) unto



          ________________________________________________
                    Please Insert Social Security or Other
                       Identifying Number of Assignee

          the within bond of Maine Yankee Atomic Power Company and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said
          bond on the register of the Company, with full power of substitution in the premises.

                    Dated:

          Notice: The signature to this assignment must correspond with the name as written upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

                    AND, WHEREAS, all acts and things necessary to make the Series F Bonds, when authenticated by the Trustee and issued as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Original Indenture, as heretofore supplemented and as supplemented by this Supplemental Indenture, a valid first mortgage and deed of trust to secure the payment of the principal of, premium, if any, and interest on all bonds issued thereunder, have been done and performed.

                    NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase of the bonds by the holders thereof, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Original Indenture, as heretofore supplemented, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds issued and to be issued under the Indenture, and for the purpose of securing the faithful performance and observance of all covenants and conditions hereinafter and in the Original Indenture, as heretofore supplemented, set forth, the Company has executed and delivered this Supplemental Indenture and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant, convey and confirm unto The First National Bank of Boston, as Trustee, as herein provided, and its successor or successors in the trust created by the Indenture, and to its or their assigns, forever, all and singular the plants, rights, permits, franchises, easements and property, real, personal and mixed, now owned or hereafter acquired by the Company, together with the rents, issues and profits thereof, in all cases not specifically reserved and excepted, and whether now owned or hereafter acquired by the Company; including, without limiting the generality of the foregoing, all property, except such as may have been released by the Trustee or sold or disposed of as permitted by the provisions of the Original Indenture, as heretofore supplemented, specifically described or referred to in Schedule A to the Original Indenture, as heretofore supplemented, and in Schedule A to the Sixth Supplemental Indenture, dated as of January 15, 1993 (the "Sixth Supplemental Indenture").

                    AND TOGETHER WITH all and singular the now-existing and hereafter-acquired rights, privileges, tenements, hereditaments and appurtenances belonging to or in any wise appertaining in and to the aforesaid property or any part thereof, with all reversion and reversions, remainder and remainders and, subject to the provisions of Article IX of the Original Indenture, as heretofore supplemented, all rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof, and all the estate, right, title, interest and claims whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire, in and to all and every part of the foregoing, it being the intention to include in the Indenture and to subject to the lien of the Indenture all land, interests in land, real estate, physical assets, other property and interests in property and franchises, whether now owned by the Company or which it may hereafter acquire, and wherever situated, as if the same were now owned by the Company and were specifically described and conveyed by the Indenture, except as hereinafter specified.

                    SUBJECT, HOWEVER, (1) to Permitted Liens as that term is defined in Article I of the Original Indenture, as heretofore supplemented; (2) as to the property specifically described or referred to in Schedule A to the Original Indenture, as heretofore supplemented, to the liens, charges, encumbrances, reservations, exceptions, exclusions, restrictions, conditions, limitations, covenants and interests, if any, set forth or referred to in said Schedule A; and (3) as to the property specifically described in Schedule A to the Sixth Supplemental Indenture, to the reservations, exceptions and exclusions set forth in said Schedule A.

                    AND SUBJECT FURTHER, as to all hereafter-acquired property, to all defects and limitations of title and to all liens, charges, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions existing at the time of such acquisition.

                    BUT SPECIFICALLY RESERVING, EXCEPTING AND EXCLUDING (as the same were reserved, excepted and excluded from the lien of the Original Indenture, as heretofore supplemented) from the Indenture, and from the grant, conveyance, mortgage, transfer, pledge and assignment herein contained, (i) all right, title and interest of the Company, now owned or hereafter acquired, in and to the properties and rights specified in subclauses (a) to (j), both inclusive, of the granting clauses, on pages 9 and 10 of the Original Indenture, and (ii) the rights and interests reserved in the three paragraphs of the granting clauses, on pages 10 and 11 of the Original Indenture, next succeeding the paragraph containing the above-mentioned subclauses.

                    TO HAVE AND TO HOLD all said plants, rights, permits, franchises, easements and property hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and to its and their assigns forever.

                    BUT IN TRUST, NEVERTHELESS, for the equal pro rata benefit, security and protection of the holders from time to time of all bonds (and their appurtenant coupons, if any) outstanding under the Indenture, without any priority of any one bond or coupon over any other (except as provided in Section 6.02 of the Original Indenture, as heretofore supplemented, and except as any sinking or other fund, established in accordance with the Indenture, may afford additional special security for the bonds of any particular series), and upon the trusts and subject to the conditions herein set forth.

                    PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid or make appropriate provisions for the payment unto the holders of the bonds and any appurtenant coupons of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and shall pay or cause to be paid all other sums payable under the Indenture by the Company, then the Indenture and the estate and rights hereby granted shall, pursuant to the provisions of Article XII of the Original Indenture, as heretofore supplemented, cease, determine and be void, but otherwise shall be and remain in full force and effect.

                    AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions and provisions, viz:

                    SECTION 1. Title and Terms of Series F Bonds. There shall be a series of bonds designated "First Mortgage Bonds, Series F (Sinking Fund) 6.89% Due 2008". The Series F Bonds shall be limited in aggregate principal amount to $25,000,000, shall be issuable only as fully registered bonds without coupons and shall be issued substantially in the form hereinbefore set forth. The Series F Bonds shall mature on May 1, 2008, and may be issued in denominations of $1,000 and any multiple thereof.

                    The Series F Bonds shall bear interest, until payment of the principal thereof has been made or duly provided for, at the rate per annum specified in the title of the Series F Bonds, payable semi-annually on May 1 and November 1 in each year, commencing on November 1, 1993. Interest shall be payable on any overdue payment of principal (including any overdue redemption), premium and (to the extent legally enforceable) interest, at a rate per annum from time to time equal to the greater of (i) 7.89% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate (but only to the extent allowable under the Order entered on May 3, 1993 by the Maine Public Utilities Commission in Docket No. 93-081), accruing at such rate from the date on which such payment was due and unpaid.

                    Each bond of Series F shall be dated the date of its authentication and interest shall be payable on the principal represented thereby from the interest payment date next preceding the date thereof to which interest has been paid, unless the date thereof is an interest payment date to which interest has been paid, in which case such interest shall be payable from such date, or unless the date thereof is prior to the first interest payment date, in which case such interest shall be payable from the date on which any bonds of Series F were first issued; provided, however, that interest shall be payable on each bond of Series F authenticated between an interest payment date and the record date therefor as set forth in this Section, and provided, further, that if the Company shall default in the payment of the interest due on such interest payment date, any bond of Series F so authenticated shall bear interest from the May 1 or November 1, as the case may be, next preceding the date of such bond to which interest has been paid (or, in case no interest has been paid on such bond of Series F, from the date on which any bonds of Series F were first issued).

                    Interest on any Series F Bond shall be paid to the person in whose name such bond (or notwithstanding the cancellation thereof, the bond in exchange or substitution for which such bond shall have been issued) is registered at the close of business on the applicable record date; provided, however, that if the Company shall default in the payment of the interest due on any interest payment date on the principal represented by any Series F Bond, such defaulted interest shall be paid to the person in whose name such bond (or any bond issued upon registration of transfer or exchange thereof) is registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Series F Bonds not less than ten days preceding such subsequent record date.
          The term "record date" shall mean, with respect to any semi-annual interest payment date for the Series F Bonds, the close of business on the 15th day of April or the 15th day of October, as the case may be, next preceding such interest payment date, or with respect to any payment of defaulted interest, the close of business on any subsequent record date established as provided above which shall be at least five business days prior to the payment date for such defaulted interest.

                    The principal of and the premium, if any, and interest on the Series F Bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal office of the Trustee in the City of Boston, Massachusetts, or at the principal office of its successor as Trustee, or, at the option of the holder, (i) at the principal office of the Company's paying agent in the Borough of Manhattan, City of New York, New York, or (ii) at any other office or agency designated by the Company for the purpose.

                    Notwithstanding any provision to the contrary in the bonds of Series F or in the Indenture, Section 5.1 of the Bond Purchase Agreement dated as of June 1, 1993 pursuant to which the bonds of Series F were initially issued (hereinafter generally referred to as the Bond Purchase Agreement) shall govern payments with respect to the bonds of Series F to the bondholders referred to in said Section. The Trustee hereby consents to the method of payment described in the aforesaid Section 5.1. The Trustee also consents to the provisions of Section 6.3 of said Bond Purchase Agreement and agrees that if any lost, destroyed, stolen or mutilated bond of Series F was held by the original holder or an Institutional Investor, as defined in the Bond Purchase Agreement ("Institutional Investor"), of financial responsibility reasonably satisfactory to the Company, or any nominee for any such original holder or such Institutional Investor, (a) an agreement of indemnity reasonably satisfactory to the Company from such original holder or such Institutional Investor shall constitute indemnity satisfactory to the Trustee for purposes of
          Section 2.10 of the Indenture and (b) the Trustee will look only to the Company for reimbursement of its expenses incurred in connection with such replacement.

                    The bonds of Series F shall be exchangeable for a like aggregate principal amount of bonds of such series of other authorized denominations at the option of the holders and without charge, except that the Company, at its option, may require the payment of a sum sufficient to reimburse it for any stamp or other tax or governmental charge incident thereto. The Trustee and the Trustee's authenticating agent are hereby appointed registrars of the bonds of Series F for the purpose of registering transfers and exchanges of bonds of Series F as herein provided.

                    SECTION 2. Original Issue of the Series F Bonds. At any time after the execution and delivery of this Supplemental Indenture, upon the application of the Company, the Trustee shall authenticate and deliver $25,000,000 in aggregate principal amount of bonds of Series F, upon delivery of the instruments referred to in Sections 5.01, 5.03 and 5.05 of the Original Indenture, as heretofore and hereby supplemented, and receipt by the Trustee of the bonds to be authenticated, duly executed by the Company.

                    SECTION 3. Redemption of Series F Bonds. The Series F Bonds shall be redeemable in whole or in part (in multiples of $1,000) by the operation of the sinking fund provided therefor in
          Section 4 of this Supplemental Indenture, or by operation of various provisions of the Original Indenture, as heretofore supplemented, at the time or times specified therein, or, at the option of the Company, at any time and from time to time prior to maturity, in each instance at the applicable redemption price and accrued interest to the date fixed for redemption on the principal amount of the bonds being redeemed. The applicable redemption price shall be:

                         (a) 100% of the principal amount of the bonds being redeemed (constituting the "Special Redemption Price"), if the bonds are redeemed through the operation of the sinking fund, or by the use of Trust Moneys, or pursuant to Section 9.13 of the Original Indenture, as heretofore supplemented, and

                         (b) otherwise, 100% of the Called Principal plus the Yield-Maintenance Amount, as those terms are defined in the form of Series F Bonds hereinbefore set forth.

                    On any redemption of bonds of Series F, the Trustee, in the name and on behalf of the Company, shall mail, by first class mail, postage prepaid, a notice of redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the bond register; provided, however, that, in the case of any redemption of bonds of Series F for which the applicable redemption price has as a component a Yield-Maintenance Amount (as defined in the bonds of Series F), the Company, and not the Trustee, shall mail the notice of redemption as aforesaid, and the Trustee shall have no responsibility or liability in connection with any acts or omissions by the Company related to the notice of any such redemption. Such notice shall be mailed not less than 30 days prior to the date fixed for redemption.

                    The Company shall notify the Trustee at least 15 days (or such fewer number of days as may be satisfactory to the Trustee) before the date on which any notice of redemption of bonds of Series F (otherwise than through the operation of the sinking fund) is required to be given by the Trustee. The Company shall be responsible for delivering statements calculating Yield-Maintenance Amounts and resulting redemption prices to bondholders as required by the form of bond of Series F hereinbefore set forth and shall cause a similar statement to be delivered to the Trustee no later than the second business day (or such later date as may be satisfactory to the Trustee) before the applicable date fixed for redemption.

                    Section 9.7 of the Bond Purchase Agreement is a bondholders' redemption agreement (within the meaning of Section 8.02 of the Indenture) among the holders of the bonds of Series F, satisfactory to and a copy of which is on file with the Trustee, that provides for the method that shall be followed by the Trustee in selecting bonds or parts of bonds for redemption in the event such redemption is a redemption of a part only of the bonds of Series F. The bonds of Series F provide that, by the acceptance thereof, the holders thereof are deemed to have executed, and are bound by the terms of, the Bond Purchase Agreement. Section 9.7 thereof provides that the principal amount of any partial redemption of the bonds of Series F shall be allocated, in units of $1,000 or integral multiples thereof, among the holders of the bonds of Series F at the time outstanding, in proportion, as nearly as practicable, to the respective unpaid principal amount of the bonds of Series F held thereby, with adjustments, to the extent practicable, to equalize for any prior redemption not made in exactly such proportion.

                    SECTION 4. Sinking Fund for Series F Bonds. The Company covenants that, as a sinking fund for the bonds of Series F, and so long as any of such bonds are outstanding, it will, subject to the provisions of the Bond Purchase Agreement, deposit with the Trustee cash in the amount of $1,667,000 at least one business day before May 1, 1994, and at least one business day before each May 1 thereafter through May 1, 2007 (each such May 1 being hereinafter referred to as a "Sinking Fund Date"), such cash to be held subject to the provisions hereof.

                    The Trustee shall apply the amount of the cash so deposited with it by the Company hereunder to the redemption, in accordance with Article VIII of the Original Indenture, as heretofore supplemented, on the Sinking Fund Date before which such deposit is required to be made, of Series F Bonds in an aggregate principal amount equal to the amount of cash so deposited. Each deposit of cash with the Trustee pursuant hereto shall, subject to the provisions of the Bond Purchase Agreement, be accompanied by a further deposit in an amount sufficient to pay the accrued interest on the Series F Bonds to be redeemed, and such further deposit shall be applied by the Trustee to the payment of such interest.

                    SECTION 5. Yield-Maintenance Amount for Series F Bonds. The Company further covenants that, so long as any of Series F Bonds are outstanding, upon any declaration pursuant to
          Section 10.01 of the Original Indenture that the principal and interest accrued on all the bonds then outstanding are due and payable immediately, the amounts then immediately due and payable with respect to the outstanding Series F Bonds shall consist of
          (i) the principal amount thereof, (ii) all interest accrued and unpaid thereon, and (iii) the Yield-Maintenance Amount (as hereinafter defined), if any, with respect to each such Series F Bond; provided, however, that such Yield-Maintenance Amount shall be due and payable upon such declaration only if the following conditions are satisfied:

                    (a) Such declaration is based upon an event of default under any clause of said Section 10.01 other than clauses (f) and
          (g) thereof; and

                    (b) The Trustee or the holders of at least 25% in principal amount of the bonds then outstanding under the Indenture, as the case may be, shall have given to the Company, at least ten (10) business days before such declaration, written notice stating its or their intention so to declare the bonds to be immediately due and payable and identifying one or more such events of default the occurrence of which, on or before the date of such notice, permits such declaration, and one or more of the events of default so identified shall be continuing at the time of such declaration; provided that if, on the date of said notice or prior to the date of the declaration made pursuant thereto, the Trustee or any other holders of at least 25% in principal amount of bonds then outstanding under the Indenture shall have declared the principal of and interest accrued on all the bonds then outstanding to be immediately due and payable, then, anything herein to the contrary notwithstanding, the Yield-Maintenance Amount, if any, on the bonds of Series F shall be immediately due and payable on the date of such declaration by the Trustee or such other holders.

                    For the purposes of this Section 5, the term "Yield-Maintenance Amount" and all related terms shall have the meanings ascribed thereto in the form of Series F Bond hereinbefore set forth, provided that the definitions therein of the related terms "Called Principal" and "Settlement Date" shall be revised to read as follows:

                         "Called Principal" shall mean, with respect to any
               bond of Series F, the principal of such bond that is to be redeemed or is declared immediately due and payable pursuant to Section 10.01 of the Indenture, as the context requires.

                         "Settlement Date" shall mean, with respect to the
               Called Principal of any bond of Series F, the date on which such Called Principal is to be redeemed or is declared to be immediately due and payable pursuant to Section 10.01 of the Indenture, as the context requires.

                    SECTION 6. Retirement of Series F Bonds. The Company shall not, and shall not permit any of its subsidiaries or affiliates to, redeem or otherwise retire in whole or in part prior to their stated final maturity (other than pursuant to Section 3 or 4 hereof or upon acceleration of such final maturity pursuant to Section 10.01 of the Original Indenture, as heretofore supplemented), or purchase or otherwise acquire, directly or indirectly, Series F Bonds held by any holder, unless the Company or such subsidiary or affiliate shall have offered to redeem or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of the Series F Bonds held by each other holder of a Series F Bond at the time outstanding upon the same terms and conditions. Any Series F Bonds so redeemed or otherwise retired or purchased or otherwise acquired by the Company or any of its subsidiaries or affiliates shall not be deemed to be outstanding for any purpose under the Indenture, as heretofore and hereby supplemented, subject to the terms of sub-clause (4) of the definition of the term "outstanding" in Section 1.01(ee) of the Original Indenture.

                    SECTION 7. Pledged Contracts. So long as any of the Series F Bonds are outstanding, the Company will comply with the provisions of subsections (a) and (b) of Section 6.13 of the Original Indenture, as heretofore supplemented, and, except with the consent of holders of 66-2/3% in principal amount of the Series F Bonds outstanding, will observe the prohibitions and limitations of subsection (c) of said Section 6.13.

                    SECTION 8. The Trustee. The Trustee shall be entitled to, may exercise and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions and shall be subject to the duties and liabilities of the Trustee, provided in the Original Indenture, as heretofore supplemented and confirmed and as herein supplemented and confirmed. The remedies and provisions of the Original Indenture, as heretofore supplemented and confirmed and as herein supplemented and confirmed, applicable in case of any default by the Company thereunder, are hereby adopted and made applicable in case of any such default with respect to the properties included herein. Without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are by the Original Indenture, as heretofore supplemented, expressed to be conferred.

                    SECTION 9. No Liability for Recitals. The recitals contained herein and in the bonds (except the Trustee's authentication certificate) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto; or as to the validity or adequacy of the security afforded thereby and by the Indenture, or as to the validity of the Indenture or of the bonds or coupons issued thereunder. The Trustee shall not be responsible for the effect, authorization, execution, delivery or recording of this Supplemental Indenture, except as expressly set forth in the Original Indenture, as heretofore supplemented. The Trustee shall not be taken impliedly to waive by this Supplemental Indenture any right it would otherwise have.

                    SECTION 10. The Original Indenture. This Supplemental Indenture is expressly made supplemental to, and shall form a part of, the Original Indenture, as heretofore supplemented, and the conveyances hereby made are subject to all of the conditions, covenants and warranties in the Original Indenture, as heretofore supplemented, contained, and the use of terms and expressions herein is in accordance with the definitions and constructions contained in the Original Indenture, as heretofore supplemented. This Supplemental Indenture shall become void when the Original Indenture, as heretofore supplemented, shall be void.

                    SECTION 11. Trust Indenture Act to Control. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

                    SECTION 12. Effect of Headings. The headings of the different Sections of this Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of those provisions, or to control or affect the meaning, construction or effect of the same.

                    SECTION 13. Counterparts. This Supplemental Indenture is being simultaneously executed in several counterparts, all of which are identical, and all said counterparts are to be deemed to constitute but one and the same instrument.

                    IN WITNESS WHEREOF, Maine Yankee Atomic Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary; and The First National Bank of Boston, as Trustee, has caused this Supplemental Indenture to be executed on its behalf and its corporate seal to be hereunto affixed by one of its Authorized Officers or Authorized Signatories; all as of the day and year first above written but actually on the date or dates set forth in the Acknowledgments hereto.

                                        MAINE YANKEE ATOMIC POWER COMPANY


                                        By   s/Michael E. Thomas
                                               Treasurer

          [Corporate Seal]

          Attest:

           s/William M. Finn
               Secretary


          Signed, sealed and delivered on
            behalf of Maine Yankee Atomic
            Power Company in the presence
            of:


           s/Judith Sargent



                                        THE FIRST NATIONAL BANK OF BOSTON,
                                                                  Trustee


                                        By  s/J. E. Mogavero


          [Corporate Seal]

          Signed, sealed and delivered on
            behalf of The First National
            Bank of Boston in the presence
            of:

           s/E. J. Donaghey

          STATE OF MAINE      )
                              ) ss.:
          COUNTY OF KENNEBEC  )

                    On this 2nd day of June, 1993, before me appeared Michael E. Thomas, the Treasurer of Maine Yankee Atomic Power Company, to me personally known, who executed the foregoing instrument on behalf of said corporation and acknowledged the same to be his free act and deed in said capacity and the free act and deed of Maine Yankee Atomic Power Company.

                    WITNESS my hand and official seal the day and year first above written.

                                      s/Geraldine Downer Scott
                                                  Notary Public
                                        Geraldine Downer Scott
                                        Notary Public, Maine
                                        My Commission Expires May 1, 1995


                                                 (Notarial Seal)




          COMMONWEALTH OF MASSACHUSETTS )
                                        ) ss.:
          COUNTY OF SUFFOLK             )

                    On this  1st  day of June, 1993, before me appeared
            J. E. Mogavero  , an   Authorized Officer  of The First
          National Bank of Boston, to me personally known, who executed the foregoing instrument on behalf of said corporation and acknowledged the same to be such person's free act and deed in said capacity and the free act and deed of The First National Bank of Boston.

                    WITNESS my hand and official seal the day and year first above written.



                                     s/Shawn Patrick George
                                                  Notary Public
                                        Shawn Patrick George
                                        Notary Public
                                        My Commission Expires
                                        September 2, 1999

                                                 (Notarial Seal)